EXHIBIT 10.4


                                 FOREIGN LICENSE
                                 ---------------
                               AMENDMENT AGREEMENT
                               -------------------

     Amendment Agreement dated as of June 14, 1995 between Enamelon, Inc., a Delaware corporation (the "LICENSEE"), and the American Dental Association Health Foundation, a not-for-profit corporation organized under the law of Illinois (the "LICENSOR").

                             Preliminary Statements
                             ----------------------

     A. LICENSOR and LICENSEE are parties to a restated FOREIGN PATENT LICENSE AGREEMENT dated November 18, 1992, under which LICENSOR granted LICENSEE a license to make, use and sell certain inventions exclusively in dentifrices, confections, foods and chewing gums and non-exclusively in other fields in specified territories outside the Unites States (the "LICENSE AGREEMENT").

     B. In the course of developing the business and products of the LICENSEE pursuant to the LICENSE AGREEMENT, it has become apparent that certain amendments to such agreement are advisable and beneficial to both parties, including modification of royalty provisions. Both parties wish to agree to such amendments, on the terms set forth in this Agreement.

     In consideration of the foregoing and mutual covenants in this Agreement, the parties hereto hereby agree as follows.

     Section 1. Article I, Section 2 of the LICENSE AGREEMENT, which contains the definition of "MATERIAL," shall be amended to add the word "or" at the end of item (b) of such Section and to delete item (d) in its entirety from such Section.

     Section 2. Article I, Section 3 of the LICENSE AGREEMENT, which contains the definition of "UNITS," shall be amended to read in its entirety as follows:

     "3. As used herein, 'UNITS' is defined as units of sale or kits containing MATERIAL as an essential element thereof, including any container, package, dispensing equipment (except for reusable dispensing equipment), storage trays, display trays or instructional literature for any of the Materials, whether or not such units of sale or kits contain other items as well;"

     Section 3. Article III, Section 1 of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

     "1. In consideration of this license, LICENSEE agrees to pay LICENSOR a quarterly royalty payment of 7% of the basis specified hereinafter, payable for each Calendar

     Quarter within one month after the end of that Calendar Quarter; provided, however, that the quarterly royalty payment payable by LICENSEE to LICENSOR in connection with net sales corresponding to UNITS made, sold, used or otherwise disposed of by a JOINT VENTURE shall be 4%."

     Section 4. The first sentence of Article III, Section 2 of the LICENSE AGREEMENT shall be amended to read in its entirely as follows:

     "Except in cases of approved foreign sublicenses, the royalty due from LICENSEE to LICENSOR shall be calculated as the applicable percentage of the net sales corresponding to UNITS made, sold, used or otherwise disposed of by LICENSEE or by a JOINT VENTURE."

     Section 5. The first and second sentences of Article III, Section 3 of the LICENSE AGREEMENT shall be amended to read in their entirety as follows:

     "4. 'Net sales' shall mean the value (in the currency used for payment) actually received or invoiced by LICENSEE or by a JOINT VENTURE from customers in connection with sales of UNITS sold under the provisions of this Agreement, excluding all amounts of freight, insurance, returns, refunds, trade and cash discounts and sales, excise, value-added and other taxes, tariffs and duties (other than income taxes of Licensee). The term 'customers,' shall not include divisions, JOINT VENTURES or RELATED COMPANIES of LICENSEE."

     Section 6. Article III, Section 3 of the License Agreement shall be further amended by adding the following sentences to the end of such Section:

     "'JOINT VENTURE' shall mean a partnership, corporation, limited liability company or other legal entity in connection with which (i) LICENSEE owns capital stock or partnership or other equity interests of such legal entity and a portion of such stock or interests is owned by another entity and
     (ii) UNITS are sold in the name of or for the account of such legal entity. A license by LICENSEE to a JOINT VENTURE shall be deemed to be an assignment, transfer or sublicense requiring consent of LICENSOR under
     Article II, Section 2 hereof or otherwise, and a JOINT VENTURE shall be permitted to be granted such a license by LICENSEE and to make, have made, sell, use, induce use of and/or contribute to use of the INVENTIONS pursuant to Article II, Section 1, subject to the terms of this Agreement."

     Section 7. The first and second sentence of Article III, Section 9 of the LICENSE AGREEMENT shall be amended to read in their entirety as follows:

     "9. In those instances where (1) LICENSOR has approved a foreign sublicense under a Foreign Application or Foreign Patent, and (2) LICENSEE or a sublicensee of

     LICENSEE has paid or undertakes to continue to pay all costs of obtaining, maintaining and enforcing the Foreign Application or Foreign Patent, LICENSEE agrees to pay and LICENSOR agrees to accept in consideration for this license 25% of the gross income of LICENSEE resulting from such sublicense and actually received by LICENSEE. Gross income shall include all royalties, whether sales-based, minimum or calculated on another basis, or other consideration paid by sublicensees to LICENSEE based on sales of UNITS made, sold, used or otherwise disposed of by the sublicense, but shall not include any fees, milestone or progress payments or other income or amounts received by LICENSEE. In connection with research, testing, trials, government approval, regulatory approval or development or joint marketing of any technology or product."

     Section 8. Licensor shall keep confidential and shall not disclose to any third party any plans or business information of LICENSEE, any information relating to vendors, suppliers or customers of LICENSEE, any formulas, processes, ingredients, methods, trade secrets, know-how, notebooks research, technical or scientific information, reports or other information provided by LICENSEE to LICENSOR and any information relating to Field Developments or Joint Non-Field Developments that are made by LICENSEE or that are made jointly by LICENSEE and LICENSOR. The provisions of this Section 9 shall not apply to any information (i) that was not known to LICENSOR before the disclosure of such information by LICENSEE and that was not received by LICENSOR in violation of any obligation of confidentiality benefiting LICENSEE, (ii) that was generally publicly known prior to the disclosure by LICENSEE to LICENSOR or that, after such disclosure, becomes generally publicly known through no act or failure to act of LICENSOR or (iii) that was made known to LICENSOR by a third party entitled to disclose the information to LICENSOR, which third party did not derive the information directly or indirectly from LICENSEE and which third party was not subject to any restrictions on disclosure benefiting LICENSEE.


     Section 9. The provisions of Article VIII, Sections 3, 4, 5 and 6, and of
Article IX are hereby incorporated in and made a part of the Agreement as though set forth in their entirety herein. Capitalized terms in this Agreement shall have the meanings defined in the LICENSE AGREEMENT, unless otherwise defined herein.

            In witness whereof, the parties have executed this Agreement as of the date first set forth above.

                       ENAMELON, INC.


                       By /s/ Dr. Steven R. Fox, C.E.O.
                              ----------------------------------


                       AMERICAN DENTAL ASSOCIATION
                       HEALTH FOUNDATION


                       By /s/ John Bopp, DDS
                              ----------------------------------